Exhibit 99.1

NAPCO Announces Second Quarter 2019 Results

- Sales Increase 18% to a Second Quarter Record $24.8 Million-

-18th Consecutive Quarter of Year-Over-Year Record Sales-

-Q2 Recurring Service Revenues Grew 46% to $4.1 Million -

-Net Income Increases 133% to a Second Quarter Record $2.9 Million –

-Q2 Adjusted EBITDA* Increases 135% to $3.8 Million-

-Management to Host Conference Call Today at 11 a.m. ET-

AMITYVILLE, N.Y., February 4, 2019-- NAPCO Security Technologies, Inc. (NasdaqGS: NSSC), one of the world's leading solutions providers and manufacturers of high tech electronic intrusion security, school safety lock down systems, Internet of Things (IoT) connected home, video and fire systems, as well as enterprise-class access control and door locking products, today announced financial results for its second fiscal quarter ended December 31, 2018.

Financial Highlights:

•	Net sales for the quarter increased 18% to a second quarter record $24.8 million as compared to $21.1 million for the same quarter last year. Net sales for the six months increased 14% to $48.2 million, as compared to $42.3 million for the same period last year.
•	Recurring service revenue for the quarter increased 46% to $4.1 million as compared to $2.8 million for the same quarter last year and for the six months increased 46% to $7.9 million from $5.4 million last year. Recurring service revenue now has a prospective annual run rate of $17.2 million based on December 2018 recurring revenues.
•	Net income for the quarter increased 133% to a second quarter record of $2.9 million from $1.2 million a year ago. Net income for the six months increased 106% to $4.4 million from $2.1 million a year ago.
•	Earnings per share (diluted) for the quarter increased 114% to $0.15, as compared to $0.07 for the same period a year ago. Earnings per share (diluted) for the six months increased 109% to $0.23, as compared to $0.11 for the same period a year ago.
•	Adjusted EBITDA* for the quarter increased 135% to $3.8 million or $0.20 per diluted share from $1.6 million or $0.09 per diluted share a year ago. Adjusted EBITDA* for the six months increased 94% to $5.9 million or $0.31 per diluted share from $3.0 million or $0.16 per diluted share a year ago.

Richard Soloway, Chairman and President commented, “This past quarter saw our Company reach record milestones in both sales and profits and we were particularly encouraged by our ability to continue to build upon and expand our stable of RSR (recurring service revenue) generating product offerings. Our strategic targeting of high-growth, professionally-installed, primarily commercial markets, such as wireless fire and intrusion alarm communicators, fire alarm control panels, school security products, IoT smart business/home solutions and access control locking products, has supplied us with the necessary fuel required for incremental future growth.

The StarLink® line of universal fire alarm, intrusion alarm and IoT communicators, now comprising the most full-featured and extensive assortment of alarm communication solutions in the industry, has become a major entrant in the Wireless Cellular Alarm Communicator Category, contributing a $17.2 million annual run rate of RSR income, to NAPCO. The recent launch of StarLink Verizon LTE fire, intrusion and IoT communicators, solidifies our position in the category by offering, state-of-the-art hardware solutions on todays most advanced LTE communication network. With the millions of fire and intrusion alarm panels, currently communicating vital alarm signals via soon-to-be-obsolete, hard-wired landlines, needing a wireless communicator upgrade to continue reporting, we see good prospects for considerable, vibrant sales growth, for the StarLink product line, going forward.”

Mr. Soloway continued, “In early Q1, NAPCO launched our innovative all-in-one FireLink®, 8-32 zone fire alarm control panel with a built-in cellular LTE, StarLink-powered alarm communicator. Driving considerable savings in installation labor, time and money, FireLink comes pre-configured and pre-activated enabling our dealers to easily replace and upgrade an aging landline-connected fire panel or conduct a new turn-key installation which meets, up-to-date fire code communication requirements. As recognition of its breakthrough technology, FireLink was awarded the prestigious ESX Innovation Award at the 2018 Electronic Security Expo, in Nashville, Tennessee.

This past quarter, our universal StarLink Connect® IoT cellular communicator, which can be installed to upgrade virtually any of the millions of existing, traditional alarm panels already in the field, to add on connected home or connected business services, continued to experience strong growth. The RSR-generating StarLink Connect enables our dealers to trade up their current security-only customers to a variety of app-driven, remote device-operated services such as control of their security system, lighting, locks, thermostats, garage door and video camera/doorbell. The recently launched, NAPCO iBridge Video Doorbell®, which lets consumers know who is at the door and speak to them, real-time, remotely, from any smartphone or smart device, can also be added to any StarLink Connect IoT installation, to generate incremental RSR.

We continue to play an active role in keeping our K-12 schools, universities and colleges safe across the country. Using the NAPCO proprietary School Access-control Vulnerability Index (“SAVI”) and audit system, our Company trains dealers, integrators and school personnel on how to quantitatively measure a school's holistic security level. The SAVI audit provides a quantitative grade, in the form of an index and that subsequently leads to an action plan on improving the school’s preparedness level so that security dealers and end-user school officials can address the situation. Sales of our integrated line of unique, education-focused security solutions, including our advanced wireless locking, access control solutions and intruder locks, marketed by our Alarm Lock, Marks and Continental access control divisions and our advanced intrusion alarm systems and alarm communicators, from our NAPCO Division, have shown exceptional growth.”

Mr. Soloway concluded “We are confident that our investments in the engineering and marketing of unique, innovative products, positioned in high-sales-growth market sectors, along with an emphasis on driving marketing business models which deliver substantial RSR growth for our Company, should propel us to strong incremental future growth for the foreseeable future. We are encouraged by our growth in sales and profits for Fiscal 2019 to-date and look forward to a strong second-half of our year and beyond.”

Financial Results

Net sales for the three months ended December 31, 2018 increased 18% to a record second quarter revenue of $24.8 million, as compared to $21.1 million for the same period a year ago. Net sales for the six months increased 14% to $48.2 million, as compared to $42.3 million for the same period a year ago. Research and development costs for the quarter increased 8% to $1.8 million or 7% of sales as compared to $1.6 million or 8% of sales last year. For the six months, research and development costs increased 8% to $3.5 million or 7% of sales as compared to $3.2 million or 8% of sales last year. Selling, general and administrative expenses for the quarter decreased 1% to $5.6 million or 23% of sales as compared to $5.7 million or 27% of sales last year. Selling, general and administrative expenses for the six months increased 2% to $11.7 million or 24% of sales as compared to $11.5 million or 27% of sales last year.

Operating income for the three months ended December 31, 2018 increased 183% to $3.3 million as compared to $1.2 million last year. Operating income for the six months increased 127% to $5.1 million as compared to $2.2 million a year ago.

Net income for the three months ended December 31, 2018 increased 133% to a second quarter record of $2.9 million, or $0.15 per diluted share, as compared to $1.2 million, or $0.07 per diluted share, for the same quarter last year. Net income for the six months increased 106% to $4.4 million, or $0.23 per diluted share, as compared to $2.1million, or $0.11 per diluted share, for the same period last year.

Adjusted EBITDA* for the three months ended December 31,2018 increased 135% to $3.8 million, or $0.20 per diluted share, as compared to $1.6 million, or $0.09 per diluted share. Adjusted EBITDA* for the six months increased 94% to $5.9 million, or $0.31 per diluted share, as compared to $3.0 million, or $0.16 per diluted share.

Balance Sheet Summary

At December 31, 2018, the Company had $7.9 million in cash and cash equivalents as compared to $5.3 million as of June 30, 2018. NAPCO had working capital (defined as current assets less current liabilities) of $43.3 million at December 31, 2018 as compared with working capital of $44.3 million at June 30, 2018. Current ratio (defined as current assets divided by current liabilities) was 4.3:1 at December 31 , 2018 and 5.7:1 at June 30, 2018.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, February 4, 2019. Interested parties may participate in the call by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, about 5-10 minutes prior to the start time of 11 a.m. ET. The conference call will also be available on replay starting at 2 p.m. ET on February 4, 2019 and ending on February 11, 2019 at 11:59 p.m. ET. For the replay, please dial 1-844-512-2921 domestically, or 1-412-317-6671 for international callers, and use the replay access code 13687045. In addition, the call will be webcast and will be available on the Company's website at www.napcosecurity.com.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc. is one of the world's leading solutions providers and manufacturers of high-technology electronic security (including recurring service fee revenue), school safety lock down systems, IoT connected home, video, fire alarm, access control and door locking systems. The Company consists of four Divisions: NAPCO, its security and IoT connected home segment, plus three wholly-owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018 (unaudited)	June 30, 2018
	(in thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$7,921	$5,308
Accounts receivable, net of allowance for doubtful accounts of $182 and $195 at December 31, 2018 and June 30, 2018, respectively	19,845	22,738
Inventories, net	27,116	24,533
Prepaid expenses and other current assets	1,634	1,124
Total Current Assets	56,516	53,703
Inventories - non-current, net	6,067	4,401
Deferred income taxes	655	564
Property, plant and equipment, net	7,405	6,791
Intangible assets, net	7,388	7,545
Other assets	270	265
TOTAL ASSETS	$78,301	$73,269

CURRENT LIABILITIES
Accounts payable	$4,994	$4,807
Accrued expenses	5,481	2,112
Accrued salaries and wages	2,166	2,190
Accrued income taxes	601	293
Total Current Liabilities	13,242	9,402
Accrued income taxes	414	414
TOTAL LIABILITIES	13,656	9,816
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common Stock, par value $0.01 per share; 40,000,000 shares authorized; 21,219,342 and 21,204,327 shares issued; and 18,557,704 and 18,729,082 shares outstanding, respectively	212	212
Additional paid-in capital	17,066	16,890
Retained earnings	63,074	59,420
Less: Treasury Stock, at cost (2,661,638 and 2,475,245 shares, respectively)	(15,707)	(13,069)
TOTAL STOCKHOLDERS’ EQUITY	64,645	63,453
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,301	$73,269

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended December 31,
	2018	2017
	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$20,685	$18,269
Service revenues	4,144	2,843
	24,829	21,112
Cost of sales:
Equipment related expenses	13,203	11,933
Service related expenses	955	700
	14,158	12,633

Gross Profit	10,671	8,479
Research and development	1,762	1,639
Selling, general, and administrative expenses	5,615	5,674
Operating Income	3,294	1,166
Other expense:
Interest expense, net	6	22
Income before Provision for Income Taxes	3,288	1,144
Provision (benefit) for Income Taxes	419	(89)
Net Income	$2,869	$1,233

Income per share:
Basic	$0.15	$0.07
Diluted	$0.15	$0.07

Weighted average number of shares outstanding:
Basic	18,603,000	18,849,000
Diluted	18,649,000	18,883,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Six Months ended December 31,
	2018	2017
	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$40,275	$36,855
Service revenues	7,930	5,431
	48,205	42,286
Cost of sales:
Equipment related expenses	26,210	24,024
Service related expenses	1,765	1,297
	27,975	25,321

Gross Profit	20,230	16,965
Research and development	3,507	3,246
Selling, general, and administrative expenses	11,670	11,494
Operating Income	5,053	2,225
Other expense:
Interest expense, net	13	48
Income before Provision for Income Taxes	5,040	2,177
Provision for Income Taxes	667	54
Net Income	$4,373	$2,123

Income per share:
Basic	$0.23	$0.11
Diluted	$0.23	$0.11

Weighted average number of shares outstanding:
Basic	18,665,000	18,848,000
Diluted	18,713,000	18,881,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months ended December 31,
	2018	2017
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,373	$2,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	668	672
(Recovery of) provision for doubtful accounts	(13)	20
Deferred income taxes	100	(817)
Non-cash stock based compensation expense	152	136
Changes in operating assets and liabilities:
Accounts receivable	4,671	2,894
Inventories	(4,608)	(1,287)
Prepaid expenses and other current assets	565	190
Other assets	(11)	(151)
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	449	(956)
Net Cash Provided by Operating Activities	6,346	2,824
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,119)	(651)
Net Cash Used in Investing Activities	(1,119)	(651)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	--	(1,500)
Proceeds from stock option exercises	24	16
Cash paid for purchase of treasury stock	(2,638)	(194)
Net Cash Used in Financing Activities	(2,614)	(1,678)
Net Change in Cash and Cash Equivalents	2,613	495
CASH AND CASH EQUIVALENTS - Beginning	5,308	3,454
CASH AND CASH EQUIVALENTS - Ending	$7,921	$3,949
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid, net	$17	$45
Income taxes paid	$258	$184
Surrender of Common Shares	5	3

NAPCO SECURITY TECHNOLOGIES, INC.

NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)

(in thousands, except for share and per share data)

	3 months ended December 31,		6 months ended December 31,
	2018	2017	2018	2017
Net income (GAAP)	$2,869	$1,233	$4,373	$2,123
Add back provision (benefit) for income taxes	419	(89)	667	54
Add back interest and other expense	6	22	13	48
Operating Income (GAAP)	3,294	1,166	5,053	2,225
Adjustments for non-GAAP measures of performance:
Add back amortization of acquisition-related intangibles	79	92	157	185
Add back stock-based compensation expense	147	103	152	136
Adjusted non-GAAP operating income	3,520	1,361	5,362	2,546
Add back depreciation and other amortization	262	250	511	487
Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization)	$3,782	$1,611	$5,873	$3,033

Adjusted EBITDA* per Diluted Share	$0.20	$0.09	$0.31	$0.16
Weighted average number of Diluted Shares outstanding	18,649,000	18,883,000	18,713,000	18,881,000

* Non-GAAP Information. Certain non-GAAP measures are included in this press release, including EBITDA, non-GAAP operating income and Adjusted EBITDA. We define EBITDA as GAAP net income plus income tax expense (benefit), net interest expense, non-cash stock-based expense and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures included in the above.

Contacts:

Patrick McKillop

Director of Investor Relations

NAPCO Security Technologies, Inc.

OP: 800-645-9445 x 374

CP: 516-404-3597

pmckillop@napcosecurity.com